RTS Oil Announces Third Quarter 2013 Results

Third Quarter revenues rise 40% to a record $29 million, EBITDA up 171% to $7.22 million,

EPS increases to $0.09

Salt Lake City, Utah, Feb. 26, 2014 /Business Wire/ -- RTS Oil Holdings, Inc. (OTC BB: RTSO), a leading wholesale, retail and refining provider of petroleum products in Kazakhstan, today announced its results for the third quarter and year-to-date period ended December 31, 2013.

Third Quarter 2013 Highlights

•Revenue of $29 million, up 40% from $20.7 million in Q3 2012

•Gross margin of 26.9% of revenue, compared to 14.3% for the same period in the prior year

•Adjusted EBITDA of $7.22 million, up 171% compared to $2.66 million in Q3 2012

• EPS of $0.09, from a loss of ($0.01) in the comparable prior year period

Nine Months Ended December 31, 2013 Highlights

•Revenue of $69.6 million, up 20% from $60.0 million during the first nine months of 2012

•Gross margin of 22.3% of revenue, compared to 15.1% for the same period in the prior year

•Adjusted EBITDA of $13.67 million, or 19.6% of sales, compared to $8.13 million, or 13.5% of sales in the first three quarters of 2012

• EPS of $0.11, up from ($0.03) in the comparable prior year period

Rafael Zaemonovich Gavrielov, CEO of RTS Oil commented, “We recorded record sales, EBITDA and earnings for the third quarter of 2013 reflecting the leverage in our business model and the progress we have made operationally.  We have also diversified our product offerings in the Petroleum market which positions the company for additional growth opportunities going forward on top of our core market growth.”

Results for the Three and Nine Months Ended December 31, 2013

Revenues for the three months ended December 31, 2013, increased 40% to $29.0 million compared to $20.73 million during the comparable prior period in 2012. The increase in revenues was primarily due to the increased sales volume of petrol products from our wholesale operations, coupled with increase of retail prices.

Crude oil and product purchases for the three months ended December 31, 2013, were $21.2 million, compared to $17.8 million during the comparable prior period in 2012. The increase in crude oil and product purchases was primarily due to the increase in revenues. The amount of the increase is partially off-set because the Company purchased certain inventory products at discounted prices due to having advances to suppliers outstanding for an extended period of time. Gross margin as a percentage of sales increased to 26.9% compared to 14.3% in the prior year’s third quarter.

Selling, general and administrative expenses for the three months ended December 31, 2013, were $655,000 compared to $590,000 for the comparable prior period in 2012. Selling, general and administrative expenses include compensation, professional services, marketing expenses, utilities, maintenance materials and services, and other support costs. The increase was related to an increase in the write-off of certain uncollectable balances partially offset by the decrease in certain expense categories such as third-party service expenditures and bank fees.

Net income increased for the three months ended December 31, 2013, to $2.8 million, compared to a loss of ($400,000) for the three months ended December 31, 2012. Basic and diluted net income per common share for the three months ended December 31, 2013, and 2012, were $0.09 and ($0.01), respectively.

Adjusted EBITDA for the third quarter of 2013 was $7.22 million compared to $2.66 million for the same period in 2012.

Nine Months Ended December 31, 2013

Revenues for the nine months ended December 31, 2013, increased 20% to $69.6 million compared to $60.0 million during the comparable prior period in 2012. The increase in revenues was primarily due to an increase in sales from wholesale operations and an increase of retail prices partially offset by the decrease in sales from petrol stations.

Crude oil and product purchases for the nine months ended December 31, 2013, were $54.1 million, compared to $49.2 million during the comparable prior period in 2012.  The increase in crude oil and product purchases was primarily due to the increase in revenues. The amount of the increase is partially off-set because the Company purchased certain inventory products at discounted prices due to having advances to suppliers outstanding for an extended period of time. Gross margin as a percentage of sales increased to 22.3% compared to 15.1% during the comparable prior period in 2012.

Selling, general and administrative expenses for the nine months ended December 31, 2013, were $2.2 million, compared to $1.2 million for the comparable prior period in 2012. Selling, general and administrative expenses include compensation, professional services, marketing expenses, utilities, maintenance materials and services, and other support costs. The increase was primarily related to the additional professional expenditures incurred during the current period in connection with initial and continual expenditures related to public company filings in fiscal 2013.

Net income increased to $3.5 million for the nine months ended December 31, 2013, compared to a loss of ($1.1) million for the prior year period. Basic and diluted net income per common share for the nine months ended December 31, 2013, and 2012, were $0.11 and ($0.03), respectively.

Adjusted EBITDA for the nine months ended December 31, 2013, was $13.67 million compared to $8.13 million for the same period in 2012.

About RTS Oil Holdings, Inc.

RTS Oil Holdings, Inc. (OTC BB: RTSO), through its RTS subsidiary, operates 19 gasoline stations and seven (7) crude oil and fuel terminals (“fuel tank farms”). Of the seven (7) fuel tank farms, RTS owns one (1) fuel tank farm and leases six (6) others with total storage capacity of more than 40,000 tons of crude oil and refined oil products. RTS leases the gasoline stations under operating lease agreements with related parties. RTS also owns a fleet of 28 trucks with capacities ranging from 20 to 34 tons of diesel/gasoline. Refined products are sold wholesale to other distributors and retail via RTS gasoline stations. RTS also supplies furnace fuel to refineries in the Kyrgyz republic for further processing. We own and operate an oil refinery in Karatau, Kazakhstan, that refines crude oil into diesel fuel, gasoline, and mazut, a heating oil; and we operate 20 petrol stations and seven (7) crude oil and fuel terminals with a total capacity of 40,000 tons (approximately 280,000 barrels, or 11.8 million gallons) in southern Kazakhstan. The Company’s Sinur subsidiary owns and operates a modern, environmentally friendly oil refinery in Karatau, Kazakhstan. Using new, advanced technology, this strategically located facility refines crude oil into diesel fuel, gasoline, and mazut, a heating oil.

Disclaimers:

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). We also provide certain non-GAAP financial measures—Adjusted EBITDA and EBITDA. We present Adjusted EBITDA because we believe that it is an important supplemental measure relating to our financial condition. We use Adjusted EBITDA because we believe our investors are familiar with Adjusted EBITDA and that consistency in presentation of EBITDA-related measures is helpful to investors.

EBITDA is defined as income before interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted by certain non-cash charges. Our presentation of Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not consider debt service requirements, capital expenditures or other non-discretionary expenditures that are not deducted from the measure.

We caution investors that our presentation of Adjusted EBITDA and EBITDA may not be comparable to similarly titled measures of other companies.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Hayden IR.

Cameron Donahue

cameron@haydenir.com

1-651-707-3532